Capital One Financial Corporation
As of and for the month ended June 30, 2003

Reconciliation to GAAP Measures:

The Company’s consolidated financial statements prepared in accordance with generally accepted accounting principles (“GAAP”) are referred to as its “reported” financial statements. Loans included in securitization transactions which qualified as sales under GAAP have been removed from the Company’s “reported” balance sheet. However, interest income, interchange, fees and recoveries generated from the securitized loan portfolio net of charge-offs in excess of the interest paid to investors of asset-backed securitizations are recognized as non-interest income on the “reported” income statement.

The Company’s “managed” consolidated financial statements reflect adjustments made related to effects of securitization transactions qualifying as sales under GAAP. The Company generates earnings from its “managed” loan portfolio which includes both the on-balance sheet loans and off-balance sheet loans. The Company’s “managed” income statement takes the components of the non-interest income generated from the securitized portfolio and distributes the revenue to appropriate income statement line items from which it originated. For this reason the Company believes the “managed” consolidated financial statements and related managed metrics to be useful to stakeholders.

Summary Metrics

	Reported	Managed

Net Charge-Off Rate	6.37%	6.20%

30 Days + Delinquency Rate	5.61%	4.95%

Metric Calculation Details
(dollars in thousands)

	Reported	Adjustments(1)	Managed(2)

Net Principal Charge-Offs	$141,808	$169,654	$311,462

Average Loans Outstanding	$26,734,294	$33,537,844	$60,272,138

Net Charge-Off Rate	6.37%		6.20%

30 Days + Delinquencies	$1,506,812	$1,497,314	$3,004,126

Period-end Loans Outstanding	$26,848,578	$33,887,231	$60,735,809

30 Days + Delinquency Rate	5.61%		4.95%

(1)	Includes adjustments made related to effects of securitization transactions qualifying as sales under GAAP and adjustments made to reclassify to “managed” loans outstanding the collectible portion of billed finance charge and fee income on the investors’ interest in securitized loans excluded from loans outstanding on the “reported” balance sheet in accordance with Financial Accounting Standards Board Staff Position, “Accrued Interest Receivable”, issued April 14, 2003.

(2)	The managed loan portfolio does not include auto loans which have been sold in whole loan sale transactions where the Company has retained servicing rights.

CAPITAL ONE FINANCIAL CORPORATION
Monthly Historical Financial Measures
(dollars in thousands)

	May 2003			April 2003
	Reported	Adjustments(1)	Managed	Reported	Adjustments(1)	Managed

Net principal charge-offs	146,352	173,861	320,213	147,474	167,128	314,602
Average consumer loans	27,091,989	32,990,819	60,082,808	27,480,060	31,906,817	59,386,877
Net charge-off rate	6.48%		6.40%	6.44%		6.36%
Delinquencies (30+ days)	1,462,399	1,455,390	2,917,789	1,454,715	1,462,517	2,917,232
Period end consumer loans	27,298,484	33,284,952	60,583,436	27,134,865	32,879,175	60,014,040
Delinquency rate (30+ days)	5.36%		4.82%	5.36%		4.86%

	March 2003			February 2003			January 2003
	Reported	Adjustments(1)	Managed	Reported	Adjustments(1)	Managed	Reported	Adjustments(1)	Managed

Net principal charge-offs	155,938	163,766	319,704	152,996	161,996	314,992	152,523	170,715	323,238
Average consumer loans	27,465,010	31,539,508	59,004,518	27,344,637	32,006,451	59,351,088	27,141,686	32,261,614	59,403,300
Net charge-off rate	6.81%		6.50%	6.71%		6.37%	6.74%		6.53%
Delinquencies (30+ days)	1,489,861	1,451,646	2,941,507	1,560,725	1,574,318	3,135,043	1,676,889	1,636,407	3,313,296
Period end consumer loans	27,634,440	31,579,259	59,213,699	27,868,116	31,310,344	59,178,460	27,290,414	32,325,780	59,616,194
Delinquency rate (30+ days)	5.39%		4.97%	5.60%		5.30%	6.14%		5.56%

	December 2002			November 2002			October 2002
	Reported	Adjustments(1)	Managed	Reported	Adjustments(1)	Managed	Reported	Adjustments(1)	Managed

Net principal charge-offs	155,379	167,525	322,904	141,393	164,907	306,300	120,960	145,373	266,333
Average consumer loans	27,371,941	31,403,131	58,775,072	27,329,169	30,062,503	57,391,672	27,080,422	29,751,120	56,831,542
Net charge-off rate	6.81%		6.59%	6.21%		6.40%	5.36%		5.62%
Delinquencies (30+ days)	1,673,869	1,671,525	3,345,394	1,662,773	1,511,267	3,174,040	1,669,538	1,493,536	3,163,074
Period end consumer loans	27,343,930	32,402,607	59,746,537	27,223,183	30,515,571	57,738,754	27,213,783	29,806,086	57,019,869
Delinquency rate (30+ days)	6.12%		5.60%	6.11%		5.50%	6.13%		5.55%

	September 2002			August 2002			July 2002
	Reported	Adjustments(1)	Managed	Reported	Adjustments(1)	Managed	Reported	Adjustments(1)	Managed

Net charge-offs	113,401	135,416	248,817	91,911	128,358	220,269	98,587	118,004	216,591
Average consumer loans	27,187,626	29,307,063	56,494,689	26,317,222	29,314,720	55,631,942	24,703,194	29,254,967	53,958,161
Net charge-off rate	5.01%		5.29%	4.19%		4.75%	4.79%		4.82%
Delinquencies (30+ days)	1,574,755	1,443,652	3,018,407	1,408,082	1,379,155	2,787,237	1,260,928	1,324,175	2,585,103
Period end consumer loans	27,597,872	29,284,928	56,882,800	27,040,021	29,340,805	56,380,826	25,656,190	29,413,979	55,070,169
Delinquency rate (30+ days)	5.71%		5.31%	5.21%		4.94%	4.91%		4.69%

(1)	Includes adjustments made related to effects of securitization transactions qualifying as sales under GAAP and adjustments made to reclassify to “managed” loans outstanding the collectible portion of billed finance charge and fee income on the investors’ interest in securitized loans excluded from loans outstanding on the “reported” balance sheet in accordance with Financial Accounting Standards Board Staff Position, “Accrued Interest Receivable”, issued April 14, 2003.